                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                    SERENA SOFTWARE, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                 [SERENA LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 30, 2000
                                   2:00 P.M.

To the Stockholders of SERENA Software, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SERENA Software, Inc., a Delaware corporation ("SERENA"), will be held on Friday, June 30, 2000, at 2:00 p.m., local time, at SERENA's principal executive offices at 500 Airport Boulevard, 2nd Floor, Burlingame, California 94010 for the following purposes:

    1. To elect directors to serve until the next Annual Meeting of Stockholders or until their successors are elected;

    2. To ratify the appointment of KPMG LLP as independent accountants for SERENA for the fiscal year ending January 31, 2001; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on May 22, 2000, are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          By order of the Board of Directors
                                          SERENA SOFTWARE, INC.

                                          [/S/ ROBERT I. PENDER, JR.]

                                          Robert I. Pender, Jr.
                                          SECRETARY

Burlingame, California
May 29, 2000

                            YOUR VOTE IS IMPORTANT.
    IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED
           TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY
              AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                             SERENA SOFTWARE, INC.

                               ------------------

                            PROXY STATEMENT FOR THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the board of directors of SERENA Software, Inc., a Delaware corporation ("SERENA"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 30, 2000, at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at SERENA's principal executive offices at 500 Airport Boulevard, 2nd Floor, Burlingame, California 94010. The telephone number at that location is (650) 696-1800. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the ratification of the appointment of KPMG LLP as independent auditors as set forth herein and, at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    These proxy solicitation materials and the Annual Report to Stockholders for the year ended January 31, 2000, including financial statements, were first mailed on or about May 30, 2000, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

    Stockholders of record at the close of business on May 22, 2000 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, SERENA had issued and outstanding and entitled to vote 39,294,387 shares of Common Stock, $.001 par value.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of SERENA at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of SERENA at or before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to SERENA Software, Inc. at 500 Airport Boulevard, 2nd Floor, Burlingame, California 94010, Attention: Secretary, or hand-delivered to the Secretary of SERENA at or before the taking of the vote at the Annual Meeting.

VOTING

    Each share of Common Stock outstanding on the Record Date is entitled to one vote. Stockholders' votes will be tabulated by persons appointed by the board of directors to act as inspectors of election for the Annual Meeting. The holders of a majority of our outstanding shares of common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Absentions and broker non-votes are considered stockholders who are present and entitled to vote and they count toward the quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (despite voting on at least one other proposal for which the nominee does have discretionary authority or for which it has received instructions). Brokers holding shares of record for customers generally are not entitled to vote on certain "non-routine" matters unless they receive voting instructions from their customers.

SOLICITATION OF PROXIES

    The expense of soliciting proxies in the enclosed form will be borne by SERENA. In addition, SERENA may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of SERENA's directors, officers, and employees, personally or by telephone, telegram, facsimile, or other means of communication. No additional compensation will be paid for such services.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR YEAR 2001 ANNUAL MEETING

    Stockholders are entitled to present proposals and nominations to the board of directors for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of stockholders of SERENA intended to be presented for consideration at SERENA's year 2001 Annual Meeting of Stockholders currently intended to be held in late June 2001 must be received by SERENA no later than January 26, 2001, in order that they may be included in the proxy statement and form of proxy related to that meeting. To be in proper form, the stockholder's notice to the secretary must set forth, among other things described in SERENA's by-laws, (i) the name and address of the stockholder requesting the proposal,
(ii) a representation that the stockholder is a stockholder of record of SERENA entitled to vote at the meeting and, if applicable, whether that stockholder intends to appear in person or by proxy at the meeting, (iii) a description of all arrangements or understandings between the stockholder and any nominee and any other person pursuant to which a nomination is to be made by the stockholder, (iv) such other information regarding each nominee or matter of business to be proposed by the stockholder that would be required to be included in a proxy statement to be filed with the Securities and Exchange Commission, and (v) if applicable, the consent of each nominee to serve as a director of SERENA, if so elected.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    We currently have four (4) directors. At the Annual Meeting, a board of six
(6) directors will be elected, each to hold office until his or her successor is elected and qualified, or until his or her death, resignation, or removal. Shares represented by the accompanying proxy will be voted for the election of the six nominees (recommended by the board of directors) who are named in the following table, unless the proxy is marked in such a manner as to withhold authority so to vote. SERENA has no reason to believe that the nominees for election will not be available to serve their prescribed terms. If any nominee for any reason is unable to serve or will not serve, however, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine.

    The following table sets forth certain information concerning the nominees, which information is based on data furnished to SERENA by the nominees:

                                                                                            DIRECTOR
NAME                          AGE                    POSITION(S) WITH SERENA                 SINCE
----                        --------   ---------------------------------------------------  --------
Douglas D. Troxel.........     55      Chairman of the Board and Chief Technology Officer     1980
Mark E. Woodward..........     41      President, Chief Executive Officer                       --
Robert I. Pender, Jr......     42      Vice President, Finance and Administration               --
                                         Chief Financial Officer and Secretary
Richard A. Doerr..........     57      Director                                               1997
Alan H. Hunt(1)(2)........     58      Director                                               1998
Jerry T. Ungerman(1)(2)...     55      Director                                               1998

------------------------

(1) Member of Compensation Committee.

(2) Member of Audit Committee.

    There is no family relationship among any of the directors and executives of SERENA.

    DOUGLAS D. TROXEL is the founder of SERENA and has served as the Chairman of SERENA's board of directors since April 1980 and SERENA's Chief Technology Officer since April 1997. From June 1980 to April 1997, Mr. Troxel served as the President and Chief Executive Officer of SERENA. Mr. Troxel holds a B.S. in mathematics from Iowa State University.

    MARK E. WOODWARD has served as SERENA's President and CEO since May 2000, Vice President, Worldwide Operations from February through April, 2000 and as Vice President, Sales from November 1998 to February, 2000. From August 1997 until November 1998, Mr. Woodward was Senior Vice President, Sales for Live Picture, Inc., a developer of Internet imaging technology. From August 1995 until August 1997, Mr. Woodward was Vice President, Sales for McAfee Associates, a network management firm. From March 1989 until August 1995, Mr. Woodward was Vice President, Sales for Legent, Inc., a developer of software change management products.

    ROBERT I. PENDER, JR. has served as SERENA's Vice President, Finance and Administration, Chief Financial Officer and Secretary since December 1997. From December 1996 until August 1997, Mr. Pender was Vice President, Finance of Mosaix, Inc., a customer interaction software company. From April 1993 until December 1996, Mr. Pender served in a variety of positions, most recently as Chief Financial Officer, with ViewStar Corporation, a client/server workflow software company that was acquired by Mosaix, Inc. in December 1996. Mr. Pender holds a B.A. in accounting from Baylor University and a M.S. in financial planning and tax from Golden Gate University.

    RICHARD A. DOERR has served as a member of SERENA's board of directors since 1997 and was SERENA's President, Chief Executive Officer from April 1997 through April 30, 2000. From April 1995 until October 1996, Mr. Doerr was Vice President of Sales, Service and Distribution for Wall Data Incorporated, a software connectivity company. From October 1991 until October 1994, Mr. Doerr was Vice President, Worldwide Operations for Oracle Corporation, a developer of relational database management software. From August 1986 until October 1991, Mr. Doerr was Vice President, Western Area and U.S. Healthcare Industry for Digital Equipment Corporation, a developer of networking solutions for computer environments. Mr. Doerr holds a B.S. from California Polytechnic State University.

    ALAN H. HUNT has served as a member of SERENA's board of directors since February 1998. From October 1995 to January 1998, Mr. Hunt was the President and Chief Executive Officer and a member of the board of directors of Peregrine Systems, Inc., a provider of infrastructure management software solutions. From July 1994 until November 1995, Mr. Hunt was President and Chief Executive Officer and a member of the board of directors of XVT Software Inc., a development tools software company. From March 1991 until May 1994, Mr. Hunt was Senior Vice President of Sales and Marketing (North America) for BMC Software, Inc., a vendor of software system utilities for IBM mainframe computing environments. Mr. Hunt holds a B.S. in business administration and industrial management from San Jose State College.

    JERRY T. UNGERMAN has served as a member of SERENA's board of directors since December 1998. Since October 1998, Mr. Ungerman has served as an Executive Vice President of Check Point Software Technologies Ltd., a developer of computer network security access software. From July 1971 to October 1998, Mr. Ungerman was the Executive Vice President of Operations of Hitachi Data Systems Corp., a provider of computer networking and data storage solutions for computing environments. Mr. Ungerman holds a B.S.B. in business from the University of Minnesota.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    Directors will be elected by a plurality of the votes of the shares present and entitled to vote at the Annual Meeting and entitled to vote on the election of directors. The six nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE FOREGOING SLATE OF NOMINEES AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

                          BOARD AND COMMITTEE MEETINGS

    SERENA's board of directors held six (6) meetings during the fiscal year ended January 31, 2000. No incumbent director during fiscal 2000 attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the board of directors held during the period for which such person was a director and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the period such person served) of the meetings of the board of directors held during fiscal 2000. The board of directors has standing Audit and Compensation Committees. The board of directors does not have a Nominating Committee.

    The Audit Committee, comprised of Alan H. Hunt and Jerry T. Ungerman, was formed in January 1999 in connection to SERENA's initial public offering. The Audit Committee did not meet in fiscal 2000; rather the Board performed the Audit Committee functions. The purposes of the Audit Committee are to review with SERENA's management and independent accountants such matters as internal accounting controls and procedures, the plan and results of the annual audit, and suggestions of the accountants for improvements in accounting procedures; to nominate independent accountants; and to provide such additional information as the committee may deem necessary to make the board of directors aware of significant financial matters which require the board's attention, as well as perform such other functions as may be required by the stock market upon which our company stock is listed.

    The Compensation Committee, comprised of Alan H. Hunt and Jerry T. Ungerman, was formed in January 1999 in connection with SERENA's initial public offering of its common stock. The Compensation Committee met one (1) time in fiscal 2000. The purposes of the Compensation Committee are to review and approve the compensation to be paid or provided to SERENA's executive officers, the aggregate compensation of all employees of SERENA, and the terms of compensation plans of all types and to administer SERENA's Amended and Restated 1997 Stock Option and Incentive Plan.

                     COMPENSATION OF THE BOARD OF DIRECTORS

DIRECTOR COMPENSATION

    SERENA reimburses each member of our board of directors for out-of-pocket expenses incurred in connection with attending board meetings. No member of our board of directors currently receives additional cash compensation.

    SERENA's 1999 Director Plan provides that options will be granted to non-employee directors pursuant to an automatic nondiscretionary grant mechanism. Each new non-employee director is automatically granted an option to purchase 37,500 shares of common stock at the time he or she is first elected to the board of directors. Each non-employee director will subsequently be granted an option to purchase 7,500 shares of common stock at the beginning of each fiscal year. Each such option will be granted at the fair market value of the common stock on the date of grant. Options granted to non-employee directors under the 1999 Director Plan will become exercisable over four years, with one quarter of the shares subject to the option vesting after one year and the remaining shares vesting ratably in monthly installments thereafter.

    At the time Mr. Hunt became a member of the board of directors in February of 1998, SERENA granted Mr. Hunt the right to purchase 84,375 shares of common stock pursuant to a restricted stock purchase agreement at a purchase price per share of $0.96. Mr. Hunt paid the purchase price of $81,000 for these shares in the form of a full recourse promissory note secured by the purchased common stock. The promissory note bears interest at an annual rate of 5.9%. Under the terms of that agreement, SERENA has a right to repurchase shares in the event Mr. Hunt's membership in the board of directors should terminate, provided that the right of SERENA to repurchase has not lapsed. One quarter of Mr. Hunt's shares will no longer be subject to any right of repurchase upon the first anniversary of his membership on the board of directors, and 1/36 of the remaining shares will be released from the repurchase option monthly thereafter. In March 1999, Mr. Hunt was granted an additional 7,500 options at $9.29 per share from the Amended and Restated 1997 Stock Option and Incentive Plan. One quarter of these shares will vest upon the first anniversary of the grant and 1/36 of the remaining shares will vest monthly thereafter.

    At the time Mr. Ungerman became a member of our board of directors in December of 1998, SERENA granted Mr. Ungerman an option to purchase up to 37,500 shares of common stock at a purchase price of $6.00 per share under the Amended and Restated 1997 Stock Option and Incentive Plan. One quarter of
Mr. Ungerman's options will vest upon the first anniversary of his membership on the board of directors, and 1/36 of his remaining options vest monthly thereafter.

    On February 16, 2000, as a result of SERENA's fiscal 2000 financial performance, both Mr. Hunt and Mr. Ungerman were granted 7,500 options each at fair market value from the Amended and Restated 1997 Stock Option and Incentive Plan in addition to the 7,500 options granted under the 1999 Director Plan.

                      INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of SERENA and administering various incentive compensation and benefit plans. The Compensation Committee consists of Alan H. Hunt and Jerry T. Ungerman. Richard A. Doerr, formerly President, Chief Executive Officer and a director of SERENA, had participated in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants of SERENA, except that he was excluded from discussions regarding his own salary and incentive compensation. The Company's newly appointed President and Chief Executive Officer, Mark E. Woodward, will assume this role in the future. No interlocking relationship exists between any member of SERENA's Compensation Committee and any member of any other company's board of directors or compensation committee.

                                  PROPOSAL TWO
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The board of directors has selected KPMG LLP, independent accountants, to audit the financial statements of SERENA for the current fiscal year ending January 31, 2001. SERENA expects that a representative of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The affirmative vote of the holders of a majority of the shares of Company stock present or represented and voting at the Annual Meeting will be required to approve this proposal. An abstention or nonvote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. The board of directors has unanimously approved this proposal and recommends that stockholders vote FOR the ratification of the selection of KPMG LLP.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding the beneficial ownership of SERENA's Common Stock as of April 30, 2000 by (i) each person or entity who is known by SERENA to own beneficially 5% or more of SERENA's outstanding common stock; (ii) each director of SERENA; (iii) SERENA's Chief Executive Officer and each of SERENA's four most highly compensated executive officers who were serving as executive officers of SERENA as of January 31, 2000 (the "Named Executive Officers"); and (iv) all directors and executive officers of SERENA as a group.

                                                            SHARES BENEFICIALLY
                                                                   OWNED
                                                           ---------------------
NAME AND ADDRESS                                             NUMBER     PERCENT
----------------                                           ----------   --------
Douglas D. Troxel(1).....................................  20,526,187     52.1%
Richard A. Doerr(2)......................................   2,226,375      5.7%
Robert I. Pender, Jr.(3).................................     367,853        *
Mark E. Woodward(4)......................................     280,027        *
Anthony G. Stayner(5)....................................     273,294        *
Alan H. Hunt(6)..........................................      86,718        *
Jerry T. Ungerman(7).....................................      14,062        *
All directors and executive officers as a group(8)
  persons................................................  23,997,245     61.0%

------------------------

*   Less than 1%.

(1) Includes 18,387,000 shares of common stock held by Mr. Troxel as trustee of the Troxel Living Trust and 2,025,000 shares of common stock held by Mr. Troxel as a general partner for Troxel Investments, L.P. Mr. Troxel is SERENA's founder, Chief Technology Officer and Chairman of the board of directors.

(2) Includes 2,226,375 shares of common stock subject to restricted stock purchase agreements, of which 337,500 shares are subject to SERENA's repurchase option as of April 30, 2000. Mr. Doerr was formerly SERENA's President and Chief Executive Officer and is a continuing member of the board of directors.

(3) Includes 353,250 shares of common stock subject to restricted stock purchase agreements, of which 230,063 shares are subject to SERENA's repurchase option as of April 30, 2000 should Mr. Pender's employment with SERENA terminate. Includes 11,719 shares subject to stock options held by Mr. Pender that are exercisable within 60 days of April 30, 2000.
    Mr. Pender is SERENA's Vice President, Finance and Administration, Chief Financial Officer and Secretary.

(4) Includes 268,660 shares of common stock subject to restricted stock purchase agreements, of which 211,635 shares are subject to SERENA's repurchase option as of April 30, 2000 should Mr. Woodward's employment with SERENA terminate. Includes 8,482 shares subject to stock options held by Mr. Woodward that are exercisable within 60 days of April 30, 2000.
    Mr. Woodward is SERENA's newly appointed President and Chief Executive Officer.

(5) Includes 264,294 shares of common stock subject to restricted stock purchase agreements, of which 173,278 shares are subject to SERENA's repurchase option as of April 30, 2000 should Mr. Stayner's employment with SERENA terminate. Includes 6,697 shares subject to stock options held by Mr. Stayner that are exercisable within 60 days of April 30, 2000.
    Mr. Stayner is SERENA's Vice President of Marketing. Mr. Stayner's shares are held in Living Trust.

(6) Includes 84,375 shares of common stock subject to a restricted stock purchase agreement, of which 40,431 shares are subject to SERENA's repurchase option as of April 30, 2000 should Mr. Hunt's membership on SERENA's board of directors terminate. Includes 2,343 shares subject to stock options held by Mr. Hunt that are exercisable within 60 days of April 30, 2000. Mr. Hunt is a member of SERENA's board of directors.

(7) Includes 14,062 shares subject to stock options held by Mr. Ungerman that are exercisable within 60 days of April 30, 2000. Mr. Ungerman became a member of SERENA's board of directors in December 1998.

                             EXECUTIVE COMPENSATION

    The table below and footnotes thereto set forth in summary form information concerning the compensation awarded to, earned by, or paid for services rendered to SERENA in all capacities during the fiscal years ended January 31, 1998, 1999 and 2000 by our President and Chief Executive Officer and our next four most highly compensated executive officers whose salary and bonus for fiscal 2000 exceeded $100,000. Other than the salary and bonus described in the table below, we did not pay any executive officer named in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of such executive officer's salary and bonus during fiscal 2000. Bonus and commission figures for all fiscal years presented represent bonuses and commissions earned and paid in the fiscal year as well as bonuses and commissions earned in the fiscal year but paid in the following fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM                  ALL OTHER COMPENSATION
                                                              COMPENSATION AWARDS      ------------------------------------
                                                            ------------------------                     GROUP
                                     ANNUAL COMPENSATION    RESTRICTED   SECURITIES      MATCHING        LIFE
NAME AND PRINCIPAL        FISCAL    ---------------------     STOCK      UNDERLYING       401(K)       INSURANCE
POSITION                   YEAR      SALARY      BONUS      AWARDS($)    OPTIONS(#)    CONTRIBUTIONS   PREMIUMS     MISC.
------------------       --------   --------   ----------   ----------   -----------   -------------   ---------   --------
Richard A. Doerr.......    2000     $225,000   $  630,000          --           --        $6,400        $2,478          --
  President and Chief      1999      200,000      379,200          --           --         6,400         2,400          --
  Executive Officer        1998      156,154(2)    429,620  1,334,250           --         1,333         1,013          --

Douglas D. Troxel......    2000      324,000      310,000          --           --         5,870         1,614      23,907(1)
  Chief Technology         1999      324,000      179,000          --           --         5,940         1,536      24,175(1)
  Officer                  1998      324,000    1,063,500          --           --         5,190         1,578      24,851(1)

Robert I. Pender,
  Jr...................    2000      165,000      280,000          --       37,500         6,400           450          --
  Vice President,
    Finance                1999      150,000      159,600          --           --         6,400           383          --
  and Administration,      1998       25,000(2)     15,000    184,500           --           500            34          --
  Chief Financial
    Officer
  and Secretary

Mark E. Woodward.......    2000      175,080      230,660          --           --         2,305           486          --
  Vice President of        1999       37,934(2)         --         --      258,749           533            41          --
  Worldwide Operations

Anthony G. Stayner.....    2000      167,931       82,500          --           --         5,337           437          --
  Vice President of        1999      105,504(2)      6,522         --      299,249           992            36          --
  Marketing

------------------------------

(1) Fiscal 2000 amounts include $18,950 in personal life insurance premiums and $4,957 in personal car expenses paid by SERENA; fiscal 1999 amounts include $18,950 in personal life insurance premiums, $906 in legal fees related to estate planning and $4,319 in personal car expenses paid by SERENA; fiscal 1998 amounts include $18,950 in personal life insurance premiums and $5,901 in personal car expenses paid by SERENA.

(2) Represents salary earned and paid in the fiscal year when the executive was not employed by SERENA for the entire fiscal year.

                     OPTION GRANTS DURING LAST FISCAL YEAR

    The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during fiscal 2000, including the potential realizable value over the 10 year term of the options based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent SERENA's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of SERENA common stock. In fiscal 2000, SERENA granted options to acquire up to an aggregate of 576,000 shares to employees and directors, all under the Amended and Restated 1997 Stock Option and Incentive Plan and all at an exercise price equal to not less than the fair market value of SERENA's common stock on the date of grant. Optionees may pay the exercise price by cash, check, promissory note, delivery of already-owned shares of SERENA's common stock or pursuant to a cashless exercise procedure. Options under the Amended and Restated 1997 Stock Option and

Incentive Plan vest over four years with 25% of the shares subject to option vesting on the first anniversary of the grant date, and the remaining option shares vesting ratably monthly thereafter.

                                                                                       POTENTIAL REALIZABLE
                                 NUMBER OF    PERCENTAGE OF                            ANNUAL RATES OF STOCK
                                 SECURITIES   TOTAL OPTIONS                             PRICE APPRECIATION
                                 UNDERLYING    GRANTED TO     EXERCISE                   FOR OPTIONS TERM
                                  OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   ---------------------
                                  GRANTED      FISCAL 2000      SHARE        DATE         5%          10%
                                 ----------   -------------   ---------   ----------   ---------   ---------
Richard A. Doerr...............        --           --%        $   --         --       $     --    $     --
Douglas D. Troxel..............        --           --             --         --             --          --
Mark E. Woodward...............        --           --             --         --             --          --
Robert I. Pender, Jr...........    37,500          6.5%        $9.291      3/10/09     $219,115    $555,280
Anthony G. Stayner.............        --           --             --         --             --          --

             AGGREGATE OPTION EXERCISES DURING THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information regarding stock options held as of January 31, 2000 by the Named Executive Officers. The "Value of Unexercised In-the-Money Options at January 31, 2000" is based upon the fair market value on January 31, 2000 of $17.583 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. The Named Executive Officers all own restricted shares of SERENA common stock under the Amended and Restated 1997 Stock Option and Incentive Plan and those shares are not included in this table. See "Employment Agreement and Change in Control Arrangements."

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                              JANUARY 31, 2000              JANUARY 31, 2000
                         SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
                         ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                         ---------------   -----------   -----------   -------------   -----------   -------------
Richard A. Doerr.......          --               --            --             --              --              --
Douglas D. Troxel......          --               --            --             --              --              --
Mark E. Woodward.......          --               --        40,859         99,230        $527,735      $1,281,665
Robert I. Pender,
  Jr...................          --               --            --         37,500              --      $  310,950
Anthony G. Stayner.....      15,640(1)       $40,017        37,579         69,377        $517,561      $  963,908

------------------------

(1) Includes 5,540 shares subject to repurchase as of January 31, 2000.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    On April 21, 1997, SERENA entered into an at-will employment agreement with Richard A. Doerr, our former President, Chief Executive Officer and a member of SERENA's board of directors. The employment agreement provided for Mr. Doerr to receive an annual base salary of $200,000, subject to annual review for increases, and an annual cash bonus based on the achievement of individual and company performance objectives. In the event Mr. Doerr is terminated without cause, Mr. Doerr will be entitled to receive severance payments equal to six month's base salary. Pursuant to the employment agreement, in January 1998, Mr. Doerr and SERENA entered into a restricted stock purchase agreement under which Mr. Doerr purchased 2,001,375 shares of SERENA's common stock under the 1997 Plan at a purchase price of $0.67 per share. Mr. Doerr paid the purchase price for his restricted shares in the form of a full recourse promissory note secured by the purchased common stock. The promissory note bears interest at an annual rate of 5.9%. Mr. Doerr resigned as President and CEO on May 2, 2000.

    SERENA and Douglas D. Troxel, SERENA's founder, Chief Technology Officer and the Chairman of the board of directors, are parties to an employment agreement that automatically renews each June unless Mr. Troxel is terminated for cause.

    In January 1998, Robert I. Pender, Jr., our Vice President, Finance and Administration, Chief Financial Officer and Secretary, purchased 276,750 shares of common stock at a purchase price of $0.67 per share under a restricted stock purchase agreement. In August 1999 and various times during the fourth quarter of fiscal 1999, Anthony G. Stayner, our Vice President of Marketing, early exercised stock options in exchange for the purchase of 192,293 shares of common stock at purchase prices of $3.11 and $4.67 per share under restricted stock purchase agreements. In November 1998, Mark E. Woodward, our newly appointed President and Chief Executive Officer, early exercised stock options in exchange for the purchase of 118,660 shares of common stock at a purchase price of $4.67 per share under a restricted stock purchase agreement. Each individual paid the purchase price for his shares in the form of full recourse promissory notes secured by the purchased common stock. These promissory notes bear interest at the annual rate of 5.9%. SERENA holds repurchase options on unvested shares should the individual executive officers terminate their relationship with SERENA. These repurchase rights lapse with respect to one quarter of the shares subject to the agreements on the first anniversary of their hire date or grant date with repurchase rights on the remaining unvested shares lapsing ratably on a monthly basis over the succeeding three years.

    The Amended and Restated 1997 Stock Option and Incentive Plan provides that in the event of a merger or consolidation of SERENA with or into another corporation, a sale of substantially all of SERENA's assets or certain other changes in control of SERENA, the right of SERENA to repurchase shares purchased pursuant to a restricted stock purchase agreement lapses. Additionally, in any of the events noted in the preceding sentence, the holders of stock options awarded under the Amended and Restated 1997 Stock Option and Incentive Plan shall have the right to exercise all of the shares of stock covered under the applicable option agreement, including shares which would not otherwise be exercisable.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY IN ANY OF SERENA'S PREVIOUS OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, THIS REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED "FILED" WITH THE COMMISSION AND SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

    The Compensation Committee of the board of directors (the "Committee") establishes the general compensation policies of SERENA and the compensation plans and the specific compensation levels for senior executives, including SERENA's Chief Executive Officer.

GENERAL COMPENSATION PHILOSOPHY

    The primary objectives of SERENA's executive compensation policies include the following:

    - To attract, motivate, and retain a highly qualified executive management team;

    - To link executive compensation to SERENA's financial performance as well as to define individual management objectives established by the Committee;

    - To compensate competitively with the practices of similarly situated technology companies; and

    - To create management incentives designed to enhance stockholder value.

    SERENA competes in an aggressive and dynamic industry and, as a result, believes that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel, and technical personnel, are key factors to SERENA's future success. The Committee's compensation philosophy seeks to align the interests of stockholders and management by tying compensation to SERENA's financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options granted to employees through SERENA's equity incentive programs.

CASH COMPENSATION

    SERENA seeks to provide cash compensation to its executive officers, including base salary and an annual cash bonus, at levels that are commensurate with cash compensation paid at similarly-situated technology companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer's performance and contribution to various individual, departmental, and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

    The fiscal 2000 salaries and cash bonuses of each of the executive officers of SERENA, other than the Chief Executive Officer, were determined by the board of directors, upon the recommendation of the Chief Executive Officer. The Chief Executive Officer's base salary was determined by the board of directors. In addition, cash bonuses for SERENA's President and Chief Executive Officer, Chief Technology Officer and Chief Financial Officer were allocated from a bonus pool established by the board of directors based on overall SERENA earnings. Cash bonuses were also earned by operational vice presidents based on their divisional financial performance and the overall financial performance of SERENA.

    Based on a review of proxy data and other relevant market data, the Compensation Committee believes that cash compensation paid to SERENA's executive officers, including the Chief Executive Officer, was generally consistent with amounts paid to officers with similar responsibilities at similarly-situated software companies.

EQUITY-BASED COMPENSATION

    STOCK OPTIONS. Stock options are periodically granted to provide additional incentive to executives and other employees to maximize long-term total return to SERENA's stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of SERENA's common stock increases above the exercise price, which is set at the fair market value of SERENA common stock on the date the option is granted. In addition, employees must remain employed with SERENA for a fixed period of time in order for the options to vest fully. Options generally vest over a four year period to encourage option holders to continue in the employ of SERENA.

    All of the restricted stock purchases and stock options granted in the year ended January 31, 2000 were approved by the full board of directors. Future option grants to executive officers will be determined by the Compensation Committee or the full board of directors. In making its determination, the Compensation Committee intends to consider the executive's position at SERENA, such executive's individual performance, the number of options held (if any) and the extent to which such options are vested, and any other factors that the Compensation Committee may deem relevant.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162 of the Code limits the federal income tax deductibility of compensation paid to SERENA's Chief Executive Officer and to each of the other four most highly-compensated executive officers. SERENA may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Based on SERENA's current compensation plans and policies and proposed regulations interpreting this provision of the Code, SERENA and the Committee believe that, for the near future, there is little risk that SERENA will lose any significant tax deduction for executive compensation.

                                          THE COMPENSATION COMMITTEE
                                          Alan H. Hunt
                                          Jerry T. Ungerman

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires SERENA's officers and directors and persons who own more than 10% of a registered class of SERENA's equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. Such officers, directors, and 10% stockholders are also required by applicable rules to furnish SERENA with copies of all Section 16(a) reports they file.

    To the company's knowledge, based solely upon review of the copies of such reports furnished to SERENA during the fiscal year ended January 31, 2000, no director, officer or beneficial holder of more than 10% of any class of equity securities of the Company failed to file on a timely basis reports required by
Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year.

                              CERTAIN TRANSACTIONS

    In July 1998, SERENA made a loan to Mr. Troxel in the principal amount of $600,000. The loan was secured by shares of SERENA common stock held by Mr. Troxel. The loan accrued interest at the rate of 5.56% per year. All outstanding principal and accrued interest were paid in full by March 1999.

    In connection with his appointment to our board of directors, Alan H. Hunt entered into a restricted stock purchase agreement with SERENA in April 1998 to purchase 84,375 shares of common stock at a per share purchase price of $0.96. Mr. Hunt paid the purchase price of $81,000 for these shares in the form of a full recourse promissory note secured by the purchased common stock. The promissory note bears interest at an annual rate of 5.9%. SERENA holds a repurchase option on any unvested shares that become exercisable in the event Mr. Hunt ceases to be a member of our board of directors. The repurchase right lapses with respect to one quarter of the shares on the first anniversary of the purchase date and with respect to the remaining shares, ratably monthly thereafter. In the event of a change in control transaction, SERENA's right to repurchase the shares shall lapse.

                              COMPANY PERFORMANCE

    The following line graph compares the cumulative total return to stockholders on SERENA's common stock since February 12, 1999. The graph compares stockholder return on SERENA's common stock with the same cumulative total return on the Hambrecht & Quist Growth Index and the Nasdaq Stock Market--U.S. Index. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that SERENA specifically incorporates it by reference into such filing.

    The graph assumes that $100 was invested on February 12, 1999 in SERENA's common stock, in the Hambrecht & Quist Growth Index and in the Nasdaq Stock Market--U.S. Index and that all dividends were reinvested. No dividends have been declared or paid on SERENA's common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

                             SERENA SOFTWARE, INC.
                            STOCK PRICE PERFORMANCE
               [FEBRUARY 12, 1999 (INCEPTION) - JANUARY 31, 2000]

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SERENA SOFTWARE  NASDAQ COMPOSITE  H&Q TECHNOLOGY INDEX
2/12/99          $100.000          $100.000              $100.000
3/31/99           $92.562          $106.008              $104.846
4/30/99           $67.768          $109.514              $108.796
5/28/99           $86.780          $106.400              $110.281
6/30/99           $88.843          $115.685              $124.142
7/30/99           $66.944          $113.631              $122.423
8/31/99           $92.978          $117.977              $128.280
9/30/99          $113.230          $118.270              $131.190
10/29/99         $123.971          $127.757              $144.951
11/30/99         $157.443          $143.680              $169.433
12/31/99         $204.552          $175.257              $214.685
1/31/00          $174.383          $169.702              $205.390

                             SERENA SOFTWARE, INC.
                        2000 STOCK PERFORMANCE ANALYSIS

                                                                                 NASDAQ                 H&Q TECHNOLOGY
                                                 SERENA SOFTWARE               COMPOSITE                    INDEX
                                             ------------------------   ------------------------   ------------------------
DATE                                         CLOSING PRICE   BALANCE    CLOSING PRICE   BALANCE    CLOSING PRICE   BALANCE
----                                         -------------   --------   -------------   --------   -------------   --------
2/12/99....................................      10.083      100.000        2321.9      100.000       1,879.46     100.000
3/31/99....................................       9.333       92.562        2461.4      106.008       1,970.53     104.846
4/30/99....................................       6.833       67.768        2542.8      109.514       2,044.77     108.796
5/28/99....................................        8.75       86.780        2470.5      106.400       2,072.68     110.281
6/30/99....................................       8.958       88.843        2686.1      115.685       2,333.20     124.142
7/30/99....................................        6.75       66.944        2638.4      113.631       2,300.89     122.423
8/31/99....................................       9.375       92.978        2739.3      117.977       2,410.97     128.280
9/30/99....................................      11.333      112.397        2746.1      118.270       2,465.66     131.190
10/29/99...................................        12.5      123.971        2966.4      127.757       2,724.30     144.951
11/30/99...................................      15.875      157.443        3336.1      143.680       3,184.42     169.433
12/31/99...................................      20.625      204.552        4069.3      175.257       4,034.92     214.685
1/31/00....................................      17.583      174.383        3940.3      169.702       3,860.23     205.390

                                 OTHER MATTERS

    SERENA knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

    It is important that your shares be represented at the Annual Meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

                                          For the Board of Directors
                                          SERENA SOFTWARE, INC.

                                          [/S/ ROBERT I. PENDER, JR.]

                                          Robert I. Pender, Jr.
                                          SECRETARY

Dated: May 29, 2000

-------------------------------------------------------------------------------
PROXY                  SERENA SOFTWARE, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mark E. Woodward and Robert I. Pender, Jr., and either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SERENA Software, Inc., to be held at SERENA's principal executive offices at 500 Airport Boulevard, 2nd Floor, Burlingame, California, on June 30, 2000 at 2:00 p.m., local time, and at any continuation or adjournment thereof, with all the powers which the undersigned might have if personally present at the meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated May 29, 2000, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the Corporation, gives notice of such revocation.

     THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE
                      ENCLOSED ENVELOPE.

SEE REVERSE            CONTINUED AND TO BE SIGNED ON                SEE REVERSE
   SIDE                        REVERSE SIDE                             SIDE

-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE



-------------------------------------------------------------------------------

                                                            PLEASE
                                                          MARK VOTES    /X/
                                                          AS IN THIS
                                                            EXAMPLE

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE
     "FOR" THE FOLLOWING:

1.   ELECTION OF DIRECTORS  NOMINEE:  Douglas D. Troxel        FOR      WITHHELD
                                                               / /        / /

                            NOMINEE:  Richard A. Doerr         FOR      WITHHELD
                                                               / /        / /

                            NOMINEE:  Alan H. Hunt             FOR      WITHHELD
                                                               / /        / /

                            NOMINEE:  Jerry T. Ungerman        FOR      WITHHELD
                                                               / /        / /

                            NOMINEE:  Mark E. Woodward         FOR      WITHHELD
                                                               / /        / /

                            NOMINEE:  Robert I. Pender, Jr.    FOR      WITHHELD
                                                               / /        / /

2. To ratify the appointment of KPMG LLP as the Corporation's independent accountants for the 2001 fiscal year

              FOR             AGAINST            ABSTAIN
              / /               / /                / /


     In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS FOR THE 2001 FISCAL YEAR.

Please date and sign exactly as your name or names appear hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity. If shares are held by joint tenants or as community property, both should sign.

Signature:                                                Date:
          -------------------------------------------          ----------------
Signature:                                                Date:
          -------------------------------------------          ----------------

-------------------------------------------------------------------------------
                               FOLD AND DETACH HERE